GLOBAL SECURITY AGREEMENT

THIS GLOBAL SECURITY AGREEMENT (the “Agreement”) is entered into as of June 30, 2008, by and among (i) MobilePro Corp., a Delaware corporation (“Company”) and (ii) each subsidiary and affiliate of the Company listed on Schedule 1 attached hereto (the “Subsidiaries,” and collectively with the Company, the “Grantors”) in favor of YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P. (the “Secured Party”).

WHEREAS, the Secured Party is the holder of (i) certain secured convertible debentures, issued pursuant to that certain Securities Purchase Agreement, dated as of June 30, 2006 and that certain Securities Purchase Agreement, dated as of August 28, 2006, (collectively, the “Original Securities Purchase Agreement”), (ii) promissory notes, and (iii) other evidence of indebtedness issued by the Company to the Secured Party or to certain other parties that subsequently assigned their rights in such convertible debentures, promissory notes or other evidence of indebtedness to the Secured Party, including the secured convertible debentures and promissory notes listed on Schedule 2 attached hereto (as may be amended, supplemented and restated from time to time, the “Original Debentures”);

WHEREAS, in connection with a certain Securities Purchase Agreement listed in Schedule 3 attached hereto (as amended, supplemented and restated from time to time, the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to amend and restate the Original Securities Purchase Agreement and to amend and restate the Original Debentures and to issue to the Secured Party the Secured Convertible Debentures (the “Secured Convertible Debentures”);

WHEREAS, the Secured Party and certain of the Grantors are parties to certain of the Prior Debt Documents (as defined below);

WHEREAS, each of the Grantors has executed and delivered (i) a Global Guaranty Agreement, dated as of the date hereof, in favor of the Secured Party pursuant to which the Grantors absolutely and unconditionally guarantee to the Secured Party the payment and performance of all now existing and hereafter arising Obligations (the “Guaranty Agreement”), and (ii) an Intellectual Property Security Agreement, dated as of the date hereof (the “IP Security Agreement”);

WHEREAS, certain Grantors have executed and delivered a Global Pledge Agreement, dated as of the date hereof (the “Pledge Agreement”); and certain Grantors with Real Estate have executed and delivered mortgages in favor of the Secured Party.

WHEREAS, in connection with the financial accommodations to the Company and certain Subsidiaries by the Secured Party under the Secured Convertible Debentures or otherwise, the Subsidiaries will directly benefit from the extension of such financial accommodations as part of the affiliated business operations of the Company and the Subsidiaries.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

1.1 Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

1.2 Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

1.3 Definitions.

(a) To the extent used in this Agreement and not defined herein, terms defined in the UCC shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

(b) As used in this Agreement, the following terms shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of such terms):

“Collateral” has the meaning set forth in Section 2.1.

“Deposit Account” has the meaning set forth in Section 6.16.

“Event of Default” shall mean a Grantor defaulting in any of its obligations under (i) this Agreement, and (ii) any other Transaction Document.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Guaranty Agreement” has the meaning set forth in the recitals hereof.

“Intellectual Property” shall mean all present and future trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing. Schedule 4 attached hereto sets forth all Intellectual Property of the Grantors (as such Schedule may be amended, modified or supplemented from time to time).

“IP Security Agreement” has the meaning set forth in the recitals hereof.

“Lien” has the meaning set forth in Section 4.2.

“Material Adverse Effect” shall mean any material and adverse affect as determined by the Secured Party in its reasonable discretion upon (a) the Grantors’ assets, business, operations, properties or condition, financial or otherwise; (b) the Grantors’ ability to make payment as and when due of all or any part of the Obligations; or (c) the Collateral.

“Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Transaction Documents; (ii) any agreement or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Grantors to the Secured Party to perform acts or refrain from taking any action.

“Permitted Indebtedness” shall mean: (i) indebtedness evidenced by the Secured Convertible Debentures; (ii) indebtedness described on the Disclosure Schedules to the Securities Purchase Agreement; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Grantors, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness, the repayment of which (A) has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Secured Convertible Debenture then outstanding; and (C) is not secured by any assets of the Grantors; (v) indebtedness solely between a Grantor and/or one of its domestic subsidiaries, on the one hand, and a Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of such Grantor or any of its subsidiaries, provided that (A) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by a Grantor, such domestic subsidiary is controlled by a Grantor and such domestic subsidiary has executed a security agreement in the form of this Agreement and (B) any such loan shall be evidenced by an intercompany note that is pledged by such Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of a Grantor or any of its subsidiaries for the purpose of securing performance obligations of such Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; and (vii) renewals, extensions and refinancing of any indebtedness described in clause (i) or (iii) of this subsection.

“Permitted Liens” shall mean (1) the security interest created by this Agreement, (2) any prior security interest granted to the Secured Party, (3) existing Liens disclosed by each Grantor on Schedule 4.2; (4) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (6) non-exclusive licenses and sublicenses, or leases or subleases granted to other persons not materially interfering with the conduct of the business of the Grantors; (7) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (8) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Grantors and not materially detracting from the value of the property subject thereto; (9) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (10) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (11) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (12) usual and customary set-off rights in leases and other contracts; and (13) escrows in connection with acquisitions and dispositions.

“Pledge Agreement” has the meaning set forth in the recitals hereof.

“Prior Debt Documents” means the Original Debentures and the Original Securities Purchase Agreements, and any other existing security agreements, guaranty agreements, pledge agreements credit agreement or other facility, mortgage, other debenture agreements or instruments, by and among the Secured Party and any of the Grantors, under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or evidencing any outstanding obligation of any Grantor to the Secured Party, and any other existing documents executed in connection with any of the foregoing.

“Real Estate” means all leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Grantor, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof. Schedule 5 attached hereto sets forth all Real Estate of the Grantors (as such Schedule may be amended, modified or supplemented from time to time).

“Transaction Documents” shall mean (i) this Agreement, (ii) the Secured Convertible Debentures, (iii) the Securities Purchase Agreement, (iv), the Guaranty Agreement, (v) the Pledge Agreement, (vi) the IP Security Agreement, (vi) the Prior Debt Documents, (vii) any other mortgages, pledges, or other collateral documents and any UCC-1 Financing Statement required by the Secured Party, and (viii) any amendment, amendment and restatement, modification or supplement to any of the foregoing.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the UCC; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

ARTICLE 2.

SECURITY INTEREST

2.1 Grant of Security Interest.

(a) As security for the payment or performance in full of the Obligations, each Grantor hereby pledges to the Secured Party, its successors and assigns, and hereby grants to the Secured Party, its successors and assigns, a security interest in and to all assets and personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Real Estate, Goods, Inventory, Equipment, Fixtures, Instruments, Documents, Accounts, Contracts and Contract Rights, Chattel Paper, Deposit Accounts, Money, Letters of Credit and Letter-of-Credit Rights, Commercial Tort Claims, Securities and all other Investment Property, General Intangibles, Farm Products, all books and records and information relating to any of the foregoing, all supporting obligations, and any and all Proceeds and products of any and all of the foregoing, and as more particularly described on Exhibit A attached hereto (collectively, the Collateral); and

(b) Simultaneously with the execution and delivery of this Agreement, each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, mortgages, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Collateral.

2.2 No Assumption of Liability.

The security interest in the Collateral is granted as security only and shall not subject the Secured Party to, or in any way alter or modify any obligation or liability of, any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

3.1 Secured Party Appointed Attorney-In-Fact.

Each Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of each Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement or for the purpose of perfecting, confirming, continuing , enforcing or protecting the security interest in the Collateral, including, without limitation, to (a) file one or more financing statements, continuing statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents; (b) receive and collect all instruments made payable to a Grantor representing any payments in respect of the Collateral or any part thereof and to give full discharge for the same; and (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party. The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full. The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

3.2 Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Grantors under Section 8.4.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1 Authorization: Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

4.2 Ownership of Collateral; Priority of Security Interest.

Each Grantor represents and warrants that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the Permitted Liens. Except for the Permitted Liens, (i) the security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens, and (ii) no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.3 Location of Collateral.

The Collateral is or will be kept at the address(es) of each Grantor set forth on Schedule 4.3 attached hereto. Unless otherwise provided herein, the Grantors will not remove any Collateral from such locations without the prior written consent of the Secured Party.

4.4 Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business; state of incorporation, organization or formation, organizational identification, and exact legal name is set forth on Schedule 4.4 attached hereto.

4.5 Solvency.

Each of the Grantors is able to pay its debts as they mature, has capital sufficient to carry on its business, and the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities.

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

5.1 Method of Realizing Upon the Collateral: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.4 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantors shall be liable for the deficiency, together with interest thereon at the rate specified in the Secured Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent permitted by applicable law, each Grantor hereby irrevocably waives the benefits of all such laws.

5.2 Section 5.2 Duties Regarding Collateral.

The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Collateral actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

6.1 Existence, Properties, Etc.

Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain such Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect; and (b) a Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on such Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other agreement or document delivered in connection herewith, including, without limitation, each of the other Transaction Documents, as applicable, to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

6.2 Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

6.3 Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with GAAP and provide, at its sole expense, to the Secured Party the following:

(a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of such Grantor in excess of $250,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $250,000; and

(b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantors, or submitted to or filed by the Grantors with any governmental authority involving or affecting (i) the Grantors that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Collateral; or (iv) any of the transactions contemplated in this Agreement or any other Transaction Document.

6.4 Maintenance of Books and Records: Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in any of the Transaction Documents), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

6.5 Maintenance and Insurance.

(a) Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Grantors shall maintain or cause to be maintained, at their own expense, insurance in form, substance and amounts (including deductibles), which the Grantors deem reasonably necessary to the Grantors’ business, (i) adequate to insure all assets and properties of the Grantors of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantors; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

6.6 Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Collateral to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

6.7 Defense of Collateral, Etc.

Each Grantor shall defend and enforce (a) its right, title and interest in and to any part of the Collateral; and (b) if not included within the Collateral, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

6.8 Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

6.9 Compliance with Law and Other Agreements.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which a Grantor is a party or by which such Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.10 Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantors.

6.11 Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against a Grantor, or affecting any of the assets of such Grantor, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

6.12 Future Subsidiaries.

Schedule 6.12 attached hereto has all the subsidiaries of the Grantors. If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto, including, without limitation, a mortgage to the extent such subsidiary owns any Real Estate.

6.13 Changes to Identity.

Each Grantor will (a) give the Secured Party at least thirty (30) days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on Schedule 4.4 attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

6.14 Perfection of Security Interests.

(a) Financing Statements. The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets of the debtor, whether now owned or hereafter acquired” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantors agree to furnish any such information to the Secured Party promptly upon request. The Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party. The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b) Possession. The Grantors (i) shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where the Collateral is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c) Control. In addition to the provisions set forth in Section 6.16, the Grantors will cooperate with the Secured Party in obtaining control with respect to the Collateral consisting of (i) Investment Property, (ii) Letters-of-Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d) Marking of Chattel Paper. The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

6.15 Notice of Commercial Tort Claims. Attached as Schedule 6.15 is a list of all Commercial Tort Claims of the Grantors (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

6.16 Establishment of Deposit Account, Account Control Agreements.

(a) Except as otherwise provided in this Section 6.16, in connection with the execution of this Agreement, except as set forth on Schedule 6.16(a) attached hereto, each Grantor, the Secured Party, and each applicable bank or other depository institution shall enter into an account control agreement (the “Account Control Agreement”) in the form of Exhibit B attached hereto, or such other form reasonably acceptable to Secured Party, with respect to each of the Grantor’s deposit accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by each Grantor with any bank, savings and loan association, credit union or other depository institution maintained or used by each Grantor (the “Deposit Accounts”) providing dominion and control over such accounts to the Secured Party such that upon notice by the Secured Party to such bank or other depository institution of the occurrence of an Event of Default all actions under such account shall be taken solely at the Secured Party’s direction. Each Grantor’s current Deposit Accounts are set forth on Schedule 6.16 (b) attached hereto.

(b) Each Grantor shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Collateral to be deposited only into its Deposit Accounts in the ordinary course of business and consistent with past practices.

(c) With respect to each Deposit Account, from an after the occurrence of an Event of Default, the Secured Party shall have the right, at any time and from time to time, to exercise its rights under such Account Control Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto. The Secured Party hereby covenants and agrees that it will not send any such notice to a financial institution at which any such Deposit Account is maintained directing the disposition of funds or other property therein unless and until the occurrence of an Event of Default.

(d) In connection with the foregoing, each Grantor hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to the Secured Party upon the Secured Party’s written demand thereof made at any time after the occurrence of an Event of Default has occurred all balances in each Deposit Account with such depository for application to the Obligations then outstanding.

(e) Notwithstanding the foregoing, Grantors are authorized to maintain the following Deposit Accounts which shall not be subject to an Account Control Agreement in favor of the Secured Party, subject to the following conditions:

(i) the existing Centerville Bank account numbers 01-528870-50 and 01-528870-54; provided that (A) such accounts shall consists solely of certificates of deposit pledged to secure existing letters-of-credit of the Grantors; (B) upon the earlier to occur of (x) the occurrence and continuance of an Event of Default or (y) termination of the existing letters-of-credit, such certificates of deposit or any proceeds therefrom shall be transferred to a Deposit Account maintained at a bank or other depository institution that is subject to an Account Control Agreement in favor of Secured Party; and (C) such accounts shall maintain a balance of not more than One Hundred Thirty Five Thousand Dollars ($135,000) at any time outstanding;

(ii) the existing Bank of America, N.A. account number CD-4255; provided that (A) such account shall consists solely of certificates of deposit pledged to secure existing letters-of-credit of the Grantors; (B) upon the earlier to occur of (x) the occurrence and continuance of an Event of Default or (y) termination of the existing letters-of-credit, such certificates of deposit or any proceeds therefrom shall be transferred to a Deposit Account maintained at a bank or other depository institution that is subject to an Account Control Agreement in favor of Secured Party; and (C) such account shall maintain a balance of not more than Fifty Thousand Dollars ($50,000) at any time outstanding; and

(iii) the existing First Georgetown Securities brokerage account number 0RH-224626 in an aggregate principal amount not to exceed One Thousand Five Hundred Dollars ($1,500); provided that (A) as of the date hereof, no additional deposits shall be permitted in such account; and (B) any proceeds, distributions or other withdrawals from such account not immediately paid to a third-party creditor in the ordinary course of business shall be transferred to a Deposit Account maintained at a bank or other depository institution that is subject to an Account Control Agreement in favor of Secured Party.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing, each Grantor covenants and agrees that it shall not:

7.1 Transfers; Liens and Encumbrances.

(a) Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except the Grantors may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of up to $ 250,000 in any fiscal year assets the Grantors have determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice; or

(b) Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Collateral other than Permitted Liens.

7.2 Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

7.3 Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Secured Convertible Debentures and other Permitted Indebtedness.

7.4 Places of Business.

Change its state of organization or its principal place of business without the written consent of the Secured Party.

ARTICLE 8.

MISCELLANEOUS

8.1 Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	YA Global Investments, L.P. 101 Hudson Street-Suite 3700 Jersey City, New Jersey 07302 Attention: Mark Angelo Portfolio Manager Telephone: (201) 985-8300 Facsimile: (201) 985-8266
With a copy to:	Troy Rillo, Esq. 101 Hudson Street, Suite 3700 Jersey City, NJ 07302 Telephone: (201) 985-8300 Facsimile: (201) 985-1964
And if to any Grantor:	c/o MobilePro Corp. 6701 Democracy Blvd., Suite 202 Bethesda, Maryland 20817 Attn: Jay Wright, Chairman Telephone: (301) 571-3476 Facsimile: (301) 315-9027
With a copy to:	Seyfarth Shaw LLP 815 Connecticut Avenue, N.W. Suite 500 Washington, D.C. 20006-4004 Attn: Ernest M. Stern, Esq. Telephone: 202-828-5360 Facsimile: (202) 828-5393

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

8.2 Security Interest Absolute. All rights of the Secured Party hereunder, the security interest in the Collateral and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Secured Convertible Debentures, the Transaction Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Secured Convertible Debentures, the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) the existence of any claim, set-off or other right which any Grantor may have at any time against any other Grantor or the Secured Party, whether in connection herewith or any unrelated transaction.

8.3 Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

8.4 Expenses.

In the event of an Event of Default, the Grantors will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by a Grantor to perform or observe any of the provisions hereof.

8.5 Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantors in the case of any such amendment, change or modification.

8.6 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Collateral as shall not have been sold in accordance with this Agreement or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

8.7 Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

8.8 Indemnification. The Grantors shall indemnify, defend, and hold the Secured Party, or any agent, employee, officer, attorney, or representative of the Secured Party, harmless of and from any claim brought or threatened against the Secured Party or any such person so indemnified by: any Grantor; any other obligor or endorser of the Obligations or any other person (as well as from attorneys' fees and expenses in connection therewith) on account of the Secured Party’s relationship with the Grantors, or any other obligor or endorser of the Obligations (each of which may be defended, compromised, settled, or pursued by the Secured Party with counsel of the Secured Party’s selection, but at the expense of the undersigned).

8.9 Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Grantors in any other jurisdiction in which the Collateral and/or the Grantors may be located.

8.10 Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO MAKE FINANCIAL ACCOMMODATIONS TO THE COMPANY OR ANY GRANTOR, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

8.11 Right of Set Off.

The Grantors hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.12 Liability of Grantors. Notwithstanding any provision herein or in any other Transaction Document, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

8.13 Waiver of Claims. The Grantors acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns with respect to the Obligations, the Prior Debt Documents or otherwise, and that if the Grantors now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Secured Party or its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Grantors hereby RELEASE the Secured Party and its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

8.14 Counterparts; Facsimile Signatures. This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy. This Agreement may be executed in any number of counterparts.

8.15 Entire Agreement.

This Agreement and the other documents or agreements delivered in connection herewith contain the entire understanding among the parties and supersede any prior agreement or understanding among them with respect to the subject matter hereof.

8.16 Existing Security Interests.

The security interests granted herein are intended to be supplemental to, and not in limitation of, any existing security interests granted to the Secured Party to secure the Obligations, whether under the Prior Debt Documents or otherwise. All such existing security interests, and any rights of the Secured Party in connection therewith, shall remain in full force and effect in accordance with their respective terms, provided, however, that in the event of a conflict between the terms of this Agreement and of any such prior security interests, or the documents evidencing the same, the terms of this Agreement shall control.

8.17 Ratification of Prior Debt Documents. To the extent not amended, amended and restated or otherwise modified by the Transaction Documents (other than the Prior Debt Documents), each Grantor hereby ratifies, confirms and reaffirms all and singular the terms and conditions of the Prior Debt Documents, and any other or related documents or agreements, as the same may be amended and in effect as of the date hereof. The Grantors further acknowledge and agree that except as the Prior Debt Documents may be specifically be affected by this Agreement and/or any of the other documents executed in connection herewith, all terms and conditions of the Prior Debt Documents, as the same may be amended and in effect as of the date hereof, shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Global Security Agreement as of the date first above written.

Grantors:

MOBILEPRO CORP., a Delaware corporation		PROGAMES NETWORK, INC., a Delaware corporation

By:	/s/ Jay Wright	By:	/s/ Jay Wright
Name: Jay Wright		Name: Jay Wright
Title: Chairman and CEO		Title: Chairman

DAVEL FINANCING COMPANY, L.L.C., a Delaware limited liability company		DAVEL COMMUNICATIONS GROUP, INC., an Illinois corporation

By:	/s/ Tammy Martin	By:	/s/ Tammy Martin
Name: Tammy Martin		Name: Tammy Martin
Title: Secretary		Title: Secretary

TELALEASING ENTERPRISES, INC., an Illinois corporation		PEOPLES TELEPHONE COMPANY, INC., a New York corporation

By:	/s/ Tammy Martin	By:	/s/ Tammy Martin
Name: Tammy Martin		Name: Tammy Martin
Title: Secretary		Title: Secretary

PHONETEL TECHNOLOGIES, INC., an Ohio corporation		DAVEL ACQUISITION CORP., a Delaware corporation

By:	/s/ Tammy Martin	By:	/s/ Tammy Martin
Name: Tammy Martin		Name: Tammy Martin
Title: Secretary		Title: Secretary

DAVEL COMMUNICATIONS, INC., a Delaware corporation		CLOSECALLAMERICA, INC., a Delaware corporation

By:	/s/ Tammy Martin	By:	/s/ Doug Bethell
Name: Tammy Martin		Name: Doug Bethell
Title: Secretary		Title: President

[Signature Page to Global Security Agreement]

AMERICAN FIBER NETWORK, INC., a Delaware corporation

By:	/s/ Doug Bethell
Name: Doug Bethell
Title: President

SECURED PARTY:

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC,
its Investment Manager

By:	/s/ Jerry Eicke
Name: Jerry Eicke
Title: Managing Member

[Signature Page to Global Security Agreement]

EXHIBIT A
DEFINITION OF COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Grantors of all of the Obligations, each Grantor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following “Collateral” of the Grantors (all capitalized terms used herein and not defined in the Agreement shall have the respective meanings ascribed thereto in the UCC):

A. All Real Estate owned by the Grantors, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired.

B. All personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1. Goods;

2.  Inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Grantors’ business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.  Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantors (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantor, and used or acquired for use in the business of the Grantor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4. Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5. Instruments (including promissory notes);

6. Documents;

7. Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Grantor from whatever source arising; all rights of Grantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Grantors in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantors as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8.  Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.  Chattel Paper (whether tangible or electronic);

10. Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11. Money, cash and cash equivalents;

12. Letters-of-Credit and Letter-of-Credit Rights (whether or not such Letter-of- Credit is evidenced by a writing);

13. Commercial Tort Claims;

14. Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Grantors);

15. General Intangibles, including, without limitation, all Payment Intangibles and Intellectual Property, tax refunds and other claims of the Grantors against any governmental authority, and all choses in action, insurance proceeds, goodwill customer lists, formulae, permits, research and literary rights, and franchises.

16. Farm Products;

17. All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Grantors’ business, and all rights of access to such books and records, and information, and all property in which such books and records, and information are stored, recorded and maintained.

18. To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

EXHIBIT B
(Account Control Agreements)

[forms to be attached]

SCHEDULE 1
(Subsidiaries and Affiliates)

MobilePro Corp., a Delaware corporation
ProGames Network, Inc., a Delaware corporation
Davel Financing Company, L.L.C., a Delaware limited liability company
Davel Communications Group, Inc., an Illinois corporation
Telaleasing Enterprises, Inc., an Illinois corporation
Peoples Telephone Company, Inc., a New York corporation
PhoneTel Technologies, Inc., an Ohio corporation
Davel Acquisition Corp., a Delaware corporation
Davel Communications, Inc., a Delaware corporation
CloseCall America, Inc., a Delaware corporation
American Fiber Network, Inc., a Delaware corporation

SCHEDULE 2
(Secured Convertible Debentures)

[to be attached]

SCHEDULE 3
(Securities Purchase Agreement)

[to be attached]

SCHEDULE 4
(Intellectual Property)

[to be attached]

SCHEDULE 4.2
(Permitted Liens)

[to be attached]

SCHEDULE 4.3
(Addresses)

[to be attached]

SCHEDULE 4.4
(Location, State of Incorporation, Name)

[to be attached]

SCHEDULE 5
(Real Estate)

[to be attached]

SCHEDULE 6.12
(Current Subsidiaries)

ProGames Network, Inc., a Delaware corporation
Davel Financing Company, L.L.C., a Delaware limited liability company
Davel Communications Group, Inc., an Illinois corporation
Telaleasing Enterprises, Inc., an Illinois corporation
Peoples Telephone Company, Inc., a New York corporation
PhoneTel Technologies, Inc., an Ohio corporation
Telefonos Publico, a company organized under the laws of Mexico
Davel Acquisition Corp., a Delaware corporation
Davel Communications, Inc., a Delaware corporation
CloseCall America, Inc., a Delaware corporation
American Fiber Network, Inc., a Delaware corporation

SCHEDULE 6.15
(Commercial Tort Claims)

[to be attached]

SCHEDULE 6.16 (a)
(Deposit Accounts with Prior Account Control Agreements)

None

SCHEDULE 6.16 (b)
(Deposit Accounts)

[to be attached]